                                                                      Exhibit 99



               EQUITABLE RESOURCES CONTINUES DRAMATIC IMPROVEMENT

            o    1999 EPS IMPROVES 196% TO $2.01 PER SHARE

            o    GROWTH PLATFORM SET WITH HIGH RETURN AND LOW RISK STRATEGY


         PITTSBURGH, FEBRUARY 16, 2000 - Equitable Resources (NYSE: EQT) today reported a 196% increase in full year 1999 earnings per share along with net income that rose 178% during the same period. The company reported 1999 earnings of $2.01 per diluted share compared to $0.68 per diluted share in 1998 calculated before the impact of restructuring. Net income for 1999 was $69.1 million, compared with 1998's after-tax income from continuing operations before restructuring charges of $24.9 million.

         In the fourth quarter of 1999, the company posted net income of $26.4 million, or 79 cents per diluted share compared to an after tax loss from continuing operations before restructuring charges of $4.1 million, or 11 cents per diluted share in the fourth-quarter of 1998.

         "Our aggressive turnaround plans during the past year to improve overall performance have resulted in our becoming a much more productive company and positions us for our goal of accelerated earnings per share growth in the range of 20 to 30 percent per annum during the next two years," said Murry S. Gerber, Equitable's president and chief executive officer. "Through an intense period of change we have refocused our strategy to create a growth-oriented energy company with a higher return, lower risk profile. The acquisitions of Carnegie Natural Gas and the Appalachian Properties of Statoil are tangible indications of our commitment to grow."




RESULTS BY BUSINESS

EQUITABLE UTILITIES

         Equitable Utilities had earnings before interest and taxes (EBIT) of $80.6 million for 1999, compared with $32.2 million for 1998. Results for the 1999 period include a benefit of $3.9 million from the recognition of the settlement of Equitrans' 1997 rate case, as well as process improvement charges of $3.0 million for further reorganization of the utility segment. Results for 1998 include a pretax charge of $14.7 million related to restructuring initiatives begun in the fourth quarter and a $5.6 million charge related to an Equitrans rate reserve. The improved results for 1999 can be attributed to higher net revenues, due principally to colder weather during the heating season and increased revenues from energy marketing activities. Heating degree days for 1999 were 5,485, a 14% increase over 4,808 for 1998. Depreciation expense for 1999 includes $11.6 million related to the recovery of stranded costs, with an offsetting amount included in revenues. These costs will be fully recovered by July of 2000.

         Equitable Utilities had fourth quarter 1999 EBIT of $26.6 million, compared to a $0.9 million loss in 1998. Fourth quarter 1999 operating income was $26.6 million, up 93% from $13.8 million in 1998 excluding the previously mentioned restructuring charge.


         Net operating revenues increased 19% to $61.2 million for fourth quarter 1999, compared with $51.6 million in the same period last year. The increase is due primarily to an 18% increase in LDC throughput resulting from colder weather and increased revenues from energy marketing activities.

Heating degree days for the fourth quarter of 1999 were 1,896 up 1% from 1,870 for the same period last year.

         Fourth quarter operating expenses decreased 8%, to $34.7 million compared to $37.8 million last year. The 1999 decrease reflects the ongoing benefits of the restructuring initiatives from prior periods.

         On December 15, 1999, the Company closed on its previously announced acquisition of Carnegie Natural Gas. This acquisition is complementary to the Company's plans to grow its core business and increase utilization and operational efficiencies of its local distribution and interstate pipeline operations. The acquisition of Carnegie added approximately 8,000 new customers, 670 miles of transmission and gathering pipelines and will increase throughput approximately 13 Bcfe/year, or 27%. This acquisition will be accretive to this unit's earnings in 2000.


EQUITABLE PRODUCTION

         Equitable Production recorded earnings before interest and taxes (EBIT) of $54.6 million for 1999, compared with a loss of $24.3 million in 1998. Included in 1998 were $44.7 million of restructuring costs and $23 million of dry hole expense. 1999 operating costs were $133.0 million, down 16% from $158.7 million in 1998 and adjusted for the previously mentioned restructuring costs.

         Net operating revenues for 1999 increased 5% to $187.6 million, as compared to $179.0 million for 1998 due to higher production. Production for 1999 was 72.7 Bcfe, up 7% from 68.1 Bcfe. East production declined 1% to 45.9 Bcfe from 46.2Bcfe in 1998 due to the effects of curtailment in the fourth quarter 1999. Gulf's 1999 production was 26.8 Bcfe, up 23% from 21.9 Bcfe in 1998. East's unit LOE and G&A costs were $0.45 and $0.44, down 4% and 7% respectively, from $0.46 and $0.47 in 1998. Gulf's unit 1999 LOE and G&A costs were $0.26 and $0.26, down 44% in both LOE and G&A costs, from $0.46 and $0.46 in 1998.

         Equitable Productions' 1999 year end reserves were 1,206 Bcfe, up 26 % from 958.8 Bcfe in 1998. Production-East's 1999 reserves were 1.1 Tcfe, up 30% from 844.1 Bcfe. This increase was due to the inclusion of 48.2 Bcfe associated with the Carnegie natural Gas acquisition, 41.7 Bcfe transferred from the Equitrans unit, and 126 Bcfe of positive reserve revisions. The Gulf of Mexico unit's 1999 year end reserves were 138.8 Bcfe, up 21% from 114.7Bcfe in 1998. This increase was due to a successful development drilling program.

         Equitable Production reported 1999 fourth quarter EBIT of $21.3 million, compared to a loss of $59.4 million EBIT from continuing operations in 1998.

         Fourth quarter 1999 net revenues grew 11%, from $45.3 million to $50.5 million, compared to the same period last year because of higher commodity prices. Combined natural gas and oil sales decreased 9% to 17 Bcfe for fourth quarter 1999, compared with 18.7 Bcfe in 1998. The decrease in reported Gulf Production volumes is primarily a result of production curtailments due to drilling activity in the fourth quarter of 1999. The Company's average sales price for natural gas averaged $2.42 per MMBTU and crude oil averaged $18.01 per barrel for fourth quarter 1999, compared to $2.07 per MMBTU and $11.88 per barrel in fourth-quarter 1998.

         The recent completion of Equitable's acquisition of Statoil Energy's Appalachian production assets makes Equitable the leading Appalachian producer. The acquisition closed February 15 and will be accretive to earnings in the current year. This acquisition will add approximately 1.2 Tcfe of reserves and 45 to 50 Bcfe of production in the first year.

         NORESCO had earnings before interest and taxes (EBIT) of $13.4 million for 1999, compared with $5.1 million for 1998. Results for 1998 include restructuring charges of $2.7 million. Revenue for 1999 was $169.6 million, up 55 % from $109.5 million in 1998. The increase was due primarily to a 90% increase in completed construction over 1998. Completed construction in 1999 was $151.7 million vs. $79.7 million in 1998. Selling, general and administrative (SG&A) expenses increased a modest 4% to $19.9 million in 1999, from $19.2 million in 1998. DD&A expense of $6.1 million in 1999 was $1.8 million higher than in 1998, mostly resulting from the operation of power plant assets owned by the company that became operational during 1999.


         NORESCO posted EBIT of $1.6 million for the fourth quarter of 1999, compared with $0.1 million in the same period in 1998. Total revenue for the quarter improved 29%, to $46.6 million from $36.2 million, compared with fourth quarter 1998. The increase was primarily the result of a 49% improvement in completed construction over 1998. Completed construction in fourth quarter 1999 was $42.2 million compared to $28.4 million in 1998. SG&A expenses in fourth quarter 1999 increased $0.5 million to $6.1 million in 1999, a 10% increase over SG&A expense in fourth quarter 1998. DD&A expense of $2.0 million in fourth quarter 1999 was $1.0 million higher than in fourth quarter 1998, primarily due to the operation of power plant assets owned by the Company which became operational during 1999.

         NORESCO, as part of its strategy, is expecting more growth from larger infrastructure projects than its traditional business line of performance contracting. Consequently, increases in future construction backlog will depend on the successful execution of construction contracts as they relate to these larger projects.

         NORESCO provides energy services and products to a wide range of commercial, industrial, institutional and governmental clients that are designed to reduce its clients' operating costs and improve their productivity. NORESCO also manages the Company's facilities management division, which develops and operates private power, co-generation and central plant facilities in the United States and selected international markets. ERI Services is a specialized business unit, operating independently and providing energy savings performance-contracting services exclusively to the Federal Government.

         Equitable Resources is an integrated energy company, with emphasis on Appalachian area natural-gas production, natural-gas transmission and distribution and leading-edge energy-management services for customers throughout the United States. The Company also has exploration and production interests in the Gulf of Mexico and energy-service management projects in selected international markets.


DISCLOSURES IN THIS RELEASE INCLUDE FORWARD-LOOKING STATEMENTS RELATED TO PROJECTED COMPANY PLANS AND EXPECTED RESULTS OF OPERATIONS. THE COMPANY NOTES THAT A VARIETY OF FACTORS COULD CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE ANTICIPATED RESULTS OR OTHER EXPECTATIONS EXPRESSED IN THE COMPANY'S FORWARD-LOOKING STATEMENTS. THE RISKS AND UNCERTAINTIES THAT MAY AFFECT THE OPERATIONS, PERFORMANCE, DEVELOPMENT AND RESULTS OF THE COMPANY'S BUSINESS INCLUDE, BUT ARE NOT LIMITED TO, THE FOLLOWING: WEATHER CONDITIONS, THE PACE OF DEREGULATION OF RETAIL NATURAL GAS AND ELECTRICITY MARKETS, THE TIMING AND EXTENT OF CHANGES IN COMMODITY PRICES FOR NATURAL GAS AND CRUDE OIL, CHANGES IN INTEREST RATES, AVAILABILITY OF FINANCING, THE TIMING AND EXTENT OF THE COMPANY'S SUCCESS IN ACQUIRING NATURAL GAS AND CRUDE-OIL PROPERTIES AND IN DISCOVERING, DEVELOPING AND PRODUCING RESERVES, DELAYS IN OBTAINING NECESSARY GOVERNMENTAL APPROVALS, THE IMPACT OF COMPETITIVE FACTORS ON PROFIT MARGINS IN VARIOUS MARKETS IN WHICH THE COMPANY COMPETES, AND THE SUCCESSFUL INTEGRATION
OF ACQUIRED COMPANIES.

                                       ###

                           FINANCIAL TABLES TO FOLLOW

EQUITABLE RESOURCES, INC. AND SUBSIDIARIES

STATEMENTS OF CONSOLIDATED INCOME (UNAUDITED)
(Thousands except per share amounts)

                                                                  Three Months Ended                        Year Ended
                                                                      December 31,                         December 31,
                                                                 1999             1998                1999              1998
                                                             -----------------------------        ------------------------------

Operating revenues                                           $   261,449       $   248,444        $ 1,062,738        $   870,628
Cost of sales                                                    139,947           142,887            610,659            471,609
                                                             -----------       -----------        -----------        -----------
     Net operating revenues                                      121,502           105,557            452,079            399,019
                                                             -----------       -----------        -----------        -----------

OPERATING EXPENSES:
     Operation and maintenance                                    19,257            23,496             80,879             82,744
     Exploration                                                     947            24,128              9,288             27,211
     Production                                                    6,806             8,187             26,206             30,289
     Selling, general and administrative                          22,501            27,193             92,229            103,563
     Depreciation, depletion and amortization                     23,138            24,405            100,722             85,170
     Restructuring Charges                                            --            81,840                 --             81,840
                                                             -----------       -----------        -----------        -----------
          Total operating expenses                                72,649           189,249            309,324            410,817
                                                             -----------       -----------        -----------        -----------

Operating income                                                  48,853           (83,692)           142,755            (11,798)
Equity in nonconsolidated subsidiaries                               557               790              2,863              2,667
                                                             -----------       -----------        -----------        -----------

EARNINGS FROM CONTINUING OPERATIONS,
     BEFORE INTEREST & TAXES                                      49,410           (82,902)           145,618             (9,131)

Interest charges                                                  10,345            12,483             37,132             40,302
                                                             -----------       -----------        -----------        -----------

Income before income taxes                                        39,065           (95,385)           108,486            (49,433)
Income taxes                                                      12,644           (39,371)            39,356            (22,381)
                                                             -----------       -----------        -----------        -----------

NET INCOME FROM CONTINUING OPERATIONS                             26,421           (56,014)            69,130            (27,052)

Loss from discontinued operations - net of tax                        --            (4,200)                               (8,804)
Loss from early extinguishment of debt                                --            (8,263)                --             (8,263)
                                                             -----------       -----------        -----------        -----------

NET INCOME                                                   $    26,421       $   (68,477)       $    69,130        $   (44,119)
                                                             ===========       ===========        ===========        ===========

EARNINGS (LOSS) PER SHARE OF COMMON STOCK:
     Basic:
          Weighted average common shares outstanding              33,020            36,611             34,044             36,833

          Continuing operations                              $      0.80       $     (1.53)       $      2.03        $     (0.73)
          Discontinued operations                                     --             (0.11)                --              (0.24)
          Extraordinary loss on extinguishment debt                   --             (0.23)                --              (0.22)
                                                             -----------       -----------        -----------        -----------
               Net income                                    $      0.80       $     (1.87)       $      2.03        $     (1.19)
                                                             ===========       ===========        ===========        ===========

     Diluted:
          Weighted average common shares outstanding              33,461            36,611             34,337             36,833

          Continuing operations                              $      0.79       $     (1.53)       $      2.01        $     (0.73)
          Discontinued operations                                     --             (0.11)                --              (0.24)
          Extraordinary loss on extinguishment of debt                --             (0.23)                --              (0.22)
                                                             -----------       -----------        -----------        -----------
               Net income                                    $      0.79       $     (1.87)       $      2.01        $     (1.19)
                                                             ===========       ===========        ===========        ===========


(A) Due to the seasonal nature of the Company's natural gas distribution and energy marketing businesses, and the volatility of gas and oil commodity prices, the interim statements for the three month periods are not indicative of results for a full year.

                                                                                       Equitable Utilities
                                                                                 Operational and Financial Report

                                                                         Three Months Ending                  Year Ending
                                                                            December 31,                      December 31,
                                                                        1999            1998             1999             1998
                                                                    ---------------------------------------------------------------

                        OPERATIONAL DATA
Heating degree days (normal annual heating degree days = 5964)          1,896            1,870            5,485           4,808

Residential sales and transportation volume (MMcf)                      7,845            7,160           25,431          22,641
Commercial and industrial volume (MMcf)                                 7,077            5,514           22,209          19,165
                                                                    ---------        ---------        ---------       ---------
     Total throughput (MMcf) - Distribution                            14,922           12,674           47,640          41,806
Total throughput (MMbtu) - Pipeline                                    18,777           18,388           76,727          67,590
Total throughput (MMbtu) - Marketing                                   31,473           34,422          181,453         134,455


                   FINANCIAL DATA (THOUSANDS)
Utility Revenues                                                    $  91,308        $  84,786        $ 324,869       $ 322,057
Marketing Revenues                                                    103,785           98,400          487,005         329,966
                                                                    ---------        ---------        ---------       ---------
     Total Revenues                                                   195,093          183,186          811,874         652,023

Purchased Gas Costs                                                   130,525          128,307          573,101         449,096
Revenue Related Taxes                                                   3,366            3,243           10,873          11,587
                                                                    ---------        ---------        ---------       ---------
     Net Revenues                                                      61,202           51,636          227,900         191,340

Operating and maintenance expense                                      15,831           19,801           67,923          68,749
Selling, general and administrative expense                            11,390           12,580           43,740          55,153
Depreciation, depletion and amortization                                7,431            5,413           35,596          20,570
Restructuring Charges                                                                   14,693                           14,693
                                                                    ---------        ---------        ---------       ---------
     Total Expenses                                                    34,652           52,487          147,259         159,165
                                                                    ---------        ---------        ---------       ---------

Earnings from continuing operations,
     before interest and taxes                                      $  26,550        $    (851)       $  80,641       $  32,175
                                                                    =========        =========        =========       =========


Capital expenditures                                                $   7,753        $   4,615        $  25,258       $  20,860


                         VALUE DRIVERS
Operating Expenses/Net Revenues (%)                                     56.62%           73.19%           64.62%          75.51%

Earnings Before Interest and Taxes
     Distribution                                                   $  20,258        $   7,398        $  54,704       $  30,385
     Pipeline                                                       $   6,506        $  (6,545)       $  22,354       $   8,663
     Marketing                                                      $    (214)       $  (1,704)       $   3,583       $  (6,873)

Net Revenues - Distribution
     Residential                                                    $  28,416        $  26,502        $  97,846       $  90,589
     Commercial & Industrial                                        $  11,901        $  10,709        $  39,899       $  35,863

O&M and SG&A (excluding other taxes)/Customer - Distribution        $   59.17        $   97.99        $  254.85       $  311.94

Total Physical + Financial Unit Margin/Mmbtu - Marketing            $  0.0408        $  0.0830        $  0.0513       $  0.0471

                                                               EQUITABLE PRODUCTION
                                                         OPERATIONAL AND FINANCIAL REPORT

                                                      Three Months Ending                    Year Ending
                                                          December 31,                       December 31,
                                                     1999             1998              1999             1998
                                                ---------------------------------------------------------------

            OPERATIONAL DATA
Gas sales (MMcf) - East                              10,278           10,337           40,763           40,649
Gas sales (MMcf) - Gulf                               5,017            7,068           23,100           18,902


Oil production (000s BBls) - East                       110              109              445              502
Oil production (000s BBls) - Gulf                       182              106              625              494


Liquids production (000s Gals.) - East               11,865           16,139           59,062           61,878
Liquids production (000s Gals.) - Gulf                  416            1,590            7,010            5,259


Produced gas and oil (MMcfe)- East                   11,560           11,924           45,896           46,244
Produced gas and oil (MMcfe)- Gulf                    6,107            7,706           26,849           21,866


Effective gas price - East (per MMBtu)              $  2.32        $    2.04         $   2.13        $    2.14
Effective gas price - Gulf (per MMBtu)              $  2.65        $    2.10         $   2.22        $    2.17

Effective oil price - East (per Bbl)                $ 17.38        $    9.33         $  14.33        $   11.22
Effective oil price - Gulf (per Bbl)                $ 18.39        $   14.48         $  16.38        $   15.99

Effective liquids price - East (per gallon)         $  0.44        $    0.25         $   0.30        $    0.25
Effective liquids price - Gulf (per gallon)         $  0.44        $    0.11         $   0.26        $    0.16

       FINANCIAL DATA (THOUSANDS)
Total operating revenues                            $56,189        $  50,507         $211,821        $ 200,479
Cost of energy purchased                              5,699            5,183           24,188           21,494
                                                    -------        ---------         --------        ---------
     Net operating revenue/gross margin              50,490           45,324          187,633          178,985
                                                    -------        ---------         --------        ---------

Operating and maintenance expense                     3,426            3,692           12,956           13,991
Lease operating expense                               6,807            8,187           26,206           30,289
Selling, general and administrative expenses          4,729            6,658           26,003           30,783
Dry hole cost                                           138           22,986            2,455           23,101
Exploration expenses                                    809            1,142            6,833            4,110
Depreciation, depletion and amortization             13,307           17,430           58,565           56,380
Restructuring                                            --           44,675               --           44,675
                                                    -------        ---------         --------        ---------
     Total operating expenses                        29,216          104,770          133,018          203,329
                                                    -------        ---------         --------        ---------

Earnings from continuing operations,
     before interest and taxes                      $21,274        $ (59,446)        $ 54,615        $ (24,344)
                                                    =======        =========         ========        =========

Capital expenditures (a)                            $14,669        $  31,133         $ 69,699        $ 126,752


             VALUE DRIVERS
LOE/Mcfe Sales - East                               $ 0.456        $   0.474         $  0.445        $   0.463
LOE/Mcfe Sales - Gulf                               $ 0.298        $   0.386         $  0.256        $   0.461
                                                    ----------------------------------------------------------
G&A/Mcfe Sales - East                               $ 0.266        $   0.441         $  0.438        $   0.473
G&A/Mcfe Sales- Gulf                                $ 0.299        $   0.235         $  0.260        $   0.463
                                                    ----------------------------------------------------------
Depletion/Mcfe Produced- East                       $ 0.394        $   0.439         $  0.418        $   0.445
Depletion/Mcfe Produced- Gulf                       $ 1.044        $   1.273         $  1.090        $   1.216

(a) - Capital expenditures include $2,455
of dry hole expense at 12/31/99 and $23,101
of dry hole expense at 12/31/98

                                                                                  NORESCO
                                                                      OPERATIONAL AND FINANCIAL REPORT

                                                             Three Months Ending                    Year Ending
                                                                 December 31,                       December 31,
                                                           1999              1998              1999              1998
                                                        -----------------------------------------------------------------

          OPERATIONAL DATA (Thousands $)
Construction backlog, end of period                      $ 57,299          $ 80,935          $ 57,299          $ 80,935
Construction completed                                   $ 42,247          $ 28,413          $151,743          $ 79,720

           FINANCIAL DATA (THOUSANDS $)
Total revenue                                            $ 46,563          $ 36,184          $169,633          $109,493
Contract costs                                             37,431            27,588           133,088            80,800
                                                         --------          --------          --------          --------
     Gross profit margin                                    9,132             8,596            36,545            28,693
                                                         --------          --------          --------          --------

Selling, general and administrative expenses                6,072             5,535            19,889            19,218
Amortization of goodwill                                      937               887             3,746             3,748
Depreciation and depletion                                  1,059               140             2,332               552
Restructuring Charges                                          --             2,716                --             2,716
                                                         --------          --------          --------          --------
     Total expenses                                         8,068             9,278            25,967            26,234

Equity earnings of non-consolidated subsidiaries              557               790             2,863             2,667
                                                         --------          --------          --------          --------

Earnings from continuing operations,
     before interest and taxes                           $  1,621          $    108          $ 13,441          $  5,126
                                                         ========          ========          ========          ========

Capital expenditures                                     $  1,376          $    862          $  6,041          $ 11,102

                   VALUE DRIVERS
Gross profit margin                                          19.6%             23.8%             21.5%             26.2%
SG&A as a % of revenue                                       13.0%             15.3%             11.7%             17.6%
Development expenses as a % of revenue                        6.3%              6.6%              2.6%              3.3%